UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 17, 2022

Silver bull resources, inc.

(Exact name of registrant as specified in its charter)

Nevada	001-33125	91-1766677
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

777 Dunsmuir Street, Suite 1610 Vancouver, BC		V7Y 1K4
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	604-687-5800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)       Compensatory Plan, Contract or Arrangement.

Consulting Agreement with Timothy Barry

On February 17, 2022, Silver Bull Resources, Inc. (“Silver Bull” or the “Company”) entered into a consulting agreement with Timothy Barry (the “CEO Consulting Agreement”) pursuant to which agreement Mr. Barry will continue to serve as the Chief Executive Officer of the Company.

Pursuant to the terms and conditions of the CEO Consulting Agreement, Mr. Barry will receive an annual fee of CDN$60,000 (the “CEO Consulting Fee”) and will be eligible to participate in the Company’s annual bonus plans during the term of the CEO Consulting Agreement, with a bonus target of up to 50% of the annual fee, or a target determined by the board of directors of the Company (the “Board”). In addition, Mr. Barry is eligible to participate in the Company’s Management Retention Bonus Plan. In the event that the CEO Consulting Agreement is terminated by the Company without cause or by Mr. Barry for “good reason” (as defined in the CEO Consulting Agreement), Mr. Barry is entitled to the following amounts, payable in a lump sum: (i) in the event that the CEO Consulting Agreement is terminated prior to January 1 2023, six months of the CEO Consulting Fee and (ii) in the event that the CEO Consulting Agreement is terminated on or after January 1, 2023, (A) 12 months of the CEO Consulting Fee plus (B) one month of the CEO Consulting Fee for each additional year of service from January 1, 2022, up to a maximum of 24 months of the CEO Consulting Fee, (C) plus a payment equal to a pro-rated portion of the annual cash bonus. If the Company terminates the CEO Consulting Agreement without cause within three months following a “change of control” (as defined in the CEO Consulting Agreement), Mr. Barry is entitled to 24 months of the CEO Consulting Fee plus a lump-sum payment equal to two times the annual cash bonus (such payment, the “CEO Change of Control Payment”). In addition, Mr. Barry has the right to terminate the CEO Consulting Agreement for any reason within six months following a “change of control” and receive the CEO Change of Control Payment from the Company. In addition, upon any termination pursuant to which Mr. Barry receives any of the CEO Change of Control Payments described above, Mr. Barry is further entitled to continued benefits provided under the Company’s insured standard benefit plan for a period of 12 months following such termination.

The foregoing description of the CEO Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the CEO Consulting Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Amended Consulting Agreement with Darren Klinck

Also on February 17, 2022, the Company entered into an amended consulting agreement (the “President Consulting Agreement”) with the personal service corporation of Darren Klinck, Westcott Management Ltd. (“Westcott”), pursuant to which agreement Mr. Klinck continues to serve as the President of the Company.

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Pursuant to the terms and conditions of the President Consulting Agreement, Westcott will receive an annual fee of CDN$60,000 (the “President Consulting Fee”) and will be eligible to participate in the Company’s annual bonus plans during the term of the President Consulting Agreement, with a bonus target of up to 50% of the annual fee, or a target determined by the Board.

In addition, Westcott is entitled to the following retention amounts, subject to the Company reaching the applicable market capitalization targets by April 15, 2027: (i) CDN$500,000 if and when the Company’s market capitalization reaches at least CDN$250,000,000 for five consecutive trading days, (ii) CDN$500,000 if and when the Company’s market capitalization reaches at least CDN$500,000,000 for five consecutive trading days, and (iii) CDN$1,000,000 if and when the Company’s market capitalization reaches at least CDN$1,000,000,000 for five consecutive trading days (collectively, the “Retention Bonus”). In the event that the Company undergoes a “change of control” (as defined in the President Consulting Agreement) and the Company’s market capitalization at any point prior to such a “change in control” equals or exceeds CDN$250,000,000, Westcott will be entitled to a retention bonus equal to 0.2% of the applicable bid price less any Retention Bonus previously paid to Westcott.

In the event that the President Consulting Agreement is terminated by the Company without cause or by Westcott for “good reason” (as defined in the President Consulting Agreement), Wescott is entitled to the following amounts, payable in a lump sum: (i) in the event that the President Consulting Agreement is terminated prior to October 1, 2022, six months of the President Consulting Fee and (ii) in the event that the President Consulting Agreement is terminated on or after October 1, 2022, (A) 12 months of the President Consulting Fee, plus (B) one month of the President Consulting Fee for each additional year of service from October 1, 2021, up to a maximum of 24 months of the President Consulting Fee, plus (C) a payment equal to a pro-rated portion of the annual cash bonus. If the Company terminates the President Consulting Agreement without cause within three months following a “change of control,” Westcott is entitled to 24 months of the President Consulting Fee plus a lump-sum payment equal to two times the annual cash bonus (such payment, the “President Change of Control Payment”). In addition, Westcott has the right to terminate the President Consulting Agreement for any reason within six months following a “change of control” and receive the President Change of Control Payment from the Company. In addition, upon any termination pursuant to which Westcott receives any of the President Change of Control Payments described above, Westcott is further entitled to continued benefits provided under the Company’s insured standard benefit plan for a period of 12 months following such termination.

The foregoing description of the President Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the President Consulting Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

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Amended and Restated Employment Agreement with Christopher Richards

Also on February 17, 2022, the Company entered into an amended and restated employment agreement (the “CFO Employment Agreement”), effective as of January 1, 2022, with Christopher Richards and Arras Minerals Corp., whose shares were distributed to the Silver Bull shareholders in September 2021 (“Arras”), pursuant to which agreement Mr. Richards will continue to serve as the Chief Financial Officer of the Company.

The CFO Employment Agreement provides for a base salary of CDN$240,000. Of this annual salary, the Company is responsible for CDN$60,000 (the “Company Base Salary”), with Arras paying the remaining CDN$180,000. Mr. Richards is eligible to participate in the Company’s annual bonus plan with a target bonus of up to 50% of the Company Base Salary. Mr. Richards is further eligible to participate in the Company’s stock option and stock bonus plan, as well as any employee benefit plans maintained by the Company. If Mr. Richards is terminated without “cause” or resigns for “good reason” (as such terms are defined in the CFO Employment Agreement), he will be entitled to receive a lump-sum payment equal to 12 months of the Company Base Salary plus a pro-rated portion of the annual bonus. If the Company terminates Mr. Richards without cause within three months of a “change of control” (as defined in the CFO Employment Agreement) or if Mr. Richards resigns with good reason within six months of a change of control, Mr. Richards is entitled to a lump sum payment equal to 24 months of the Company Base Salary and two times the average annual bonus previously paid to Mr. Richards.

The foregoing description of the CFO Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the CFO Employment Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment to Management Retention Bonus Plan

Also on February 17, 2022, the Board approved an amendment (the “Plan Amendment”) to the previously announced Silver Bull Resources, Inc. Management Retention Bonus Plan (the “Management Retention Bonus Plan”), which plan was adopted and approved by the Board on April 15, 2021. The Plan Amendment modified certain provisions of the Management Retention Bonus Plan, which provides that the Company will pay certain cash bonuses to the named executive officers of Silver Bull upon the Company (i) reaching certain market capitalization targets or (ii) being subject to a successful takeover bid. Pursuant to and subject to the terms of the Plan Amendment, among other things,

•	the trigger for cash bonuses based on a “successful takeover bid” was replaced with one based on a “change of control,” which generally includes (i) a sale or other disposition of all or substantially all of the Company’s assets; (ii) certain consolidation, merger or reorganization transactions involving the Company; (iii) a transaction or series of related transactions pursuant to which a person, entity or group acquires beneficial ownership of Company securities representing at least 50% of the combined voting power entitled to vote in the election of directors; or (iv) a transaction or series of related transactions meeting certain criteria that result in the resignation or replacement of one-half or more of the members of the Board or the resignation or termination of the Chief Executive Officer of the Company; and

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•	in the provision that allows for the settlement of any cash bonus through the issuance of shares if the Company lacks sufficient funds to pay such cash bonus, the calculation of the number of shares to be issued was changed from (i) a 20-trading day volume-weighted average price as of the day prior to the issuance of such shares, less 5.0% to (ii) the five-day trading volume-weighted average price up to the day before the issuance of such shares.

The foregoing description of the Plan Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan Amendment, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
10.1+	Consulting Agreement, dated as of February 17, 2022, by and between Silver Bull Resources, Inc. Timothy Barry
10.2+	Consulting Agreement, dated as of February 17, 2022, by and between Silver Bull Resources, Inc. and Westcott Management Ltd.
10.3+	Amended and Restated Employment Agreement, dated as of February 17, 2022, by and among Silver Bull Resources, Inc., Arras Minerals Corp. and Christopher Richards
10.4+	Amendment to Silver Bull Resources, Inc. Management Retention Bonus Plan, dated as of February 17, 2022

+ Indicates a management contract or compensatory plan, contract or arrangement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Silver Bull resources, inc.

Date: February 23, 2022	By:	/s/ Christopher Richards
	Name:	Christopher Richards
	Title:	Chief Financial Officer

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